                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(e)(2))
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[X]   Soliciting Material Pursuant to Section 240.14a-12

                                    ICO, INC.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      (1)   Title of each class of securities to which transaction applies:
      (2)   Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      (4)   Proposed maximum aggregate value of transaction:
      (5)   Total fee paid.
[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1)   Amount Previously Paid:
      (2)   Form, Schedule or Registration Statement No.:
      (3)   Filing Party:
(4)   Date Filed:

                             [ICO, INC. LETTERHEAD]


                                                              NEWS RELEASE
TO:                                                      Contact: Jason Duran
                                                                  Al Pacholder
                                                         Phone:   281-721-4200
                                                         Fax:     281-721-4251
                                                         Website: www.icoinc.com
                                                         Pages:   2

--------------------------------------------------------------------------------


                     ICO RESPONDS TO TRAVIS STREET PARTNERS

         February 23, 2001 - HOUSTON, TEXAS - ICO, Inc. (NASDAQ: ICOC) announced today that it has sent the following letter to Travis Street Partners, LLC:


         February 22, 2001


         Travis Street Partners, LLC                          Sent by Facsimile
         910 Travis Street                                    and Certified Mail
         Suite 2150
         Houston, TX  77022
         Attention:  Timothy Gollin

         Dear Mr. Gollin:

         In your February 19, 2001 letter, Travis Street states it now would like to pay a lower price to acquire ICO, subject to even more conditions, than in Travis Street's earlier letters.

         The justifications you gave for your price reduction, in our view, are based on a flawed analysis of how ICO's business is performing. ICO, in fact, reported strong year over year results for the first quarter of fiscal year 2001, including a 9% increase in revenues, a 3% increase in EBITDA and a 15% increase in operating income compared with the same quarter in the prior year. We think that this comparison more fairly measures ICO's progress than comparing fourth quarter results with results for the following quarter, because ICO's first fiscal quarter results historically have been seasonally affected and less strong than our results for the fourth fiscal quarter. Similarly, you also stated that cash reserves dropped by $8 million, but you failed to mention that our receivables increased and our payables dropped. As a result, our working capital - which to us is the best indication of corporate liquidity - increased over $2 million during the quarter.

         Travis Street has chosen to disparage these strong results, in what appears to us to be an attempt to justify the reduced price you would like to pay. To us, your negative statements highlight the inevitable conflicts of interests facing Travis Street, which wants to acquire ICO as cheaply as possible while at the same time seeking to elect directors who would be obligated to serve the interests of all ICO shareholders.

         As you know, ICO is engaged in a process of reviewing strategic alternatives to build shareholder value. We have made substantial progress, and our work continues. Our goal for this process is to put us in the best possible position to unlock the value in our company that the stock market has been slow to recognize.

         We believe that pursuing your conditional proposal at this time, while we are in the middle of our strategic review, would not be in the best interests of ICO and its shareholders.

                                              Sincerely yours,
                                              Al O. Pacholder
                                              Chairman and
                                              Chief Financial Officer


         ICO, Inc. (the "Company") strongly advises all shareholders to read the Company's proxy statement, which will be filed with the Securities and Exchange Commission. The Company's proxy statement will contain important information that you should consider before making any decisions about the proposals to be voted on at the Company's Annual Meeting. When completed, the Company's proxy statement will be mailed to all ICO shareholders and will be available at no charge at the SEC's web site at http://www.sec.gov or from the Company by contacting Innisfree M&A Incorporated, toll-free, at 888-750-5834.

         In addition, the identity of the people who, under SEC rules, may be considered "participants in the solicitation" of ICO shareholders by ICO's Board of Directors and any description of their interests, are available in an SEC filing under Schedule 14A made by ICO on January 9, 2001.

         Statements regarding the Board's and its adviser's review of strategic alternatives, future values, as well as any other statements that are not historical facts in this letter are forward-looking statements under applicable securities laws and involve certain risks, uncertainties and assumptions. These include but are not limited to, outcome of the review, the market for the Company's businesses and securities, demand for the Company's services and products, business cycles and other conditions of the oil and gas and petrochemical industries, prices of commodities, acquisition risks, international risks, operational risks, and other factors detailed in the Company's Form 10-K for the fiscal year ended September 30, 2000, and its other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

The following is included in ICO, Inc.'s Web site:

                             [ICO, INC. LETTERHEAD]


                                                              NEWS RELEASE
TO:                                                      Contact: Jason Duran
                                                                  Al Pacholder
                                                         Phone:   281-721-4200
                                                         Fax:     281-721-4251
                                                         Website: www.icoinc.com
                                                         Pages:   2
--------------------------------------------------------------------------------


                     ICO RESPONDS TO TRAVIS STREET PARTNERS

         February 23, 2001 - HOUSTON, TEXAS - ICO, Inc. (NASDAQ: ICOC) announced today that it has sent the following letter to Travis Street Partners, LLC:


         February 22, 2001


         Travis Street Partners, LLC                          Sent by Facsimile
         910 Travis Street                                    and Certified Mail
         Suite 2150
         Houston, TX  77022
         Attention:  Timothy Gollin

         Dear Mr. Gollin:

         In your February 19, 2001 letter, Travis Street states it now would like to pay a lower price to acquire ICO, subject to even more conditions, than in Travis Street's earlier letters.

         The justifications you gave for your price reduction, in our view, are based on a flawed analysis of how ICO's business is performing. ICO, in fact, reported strong year over year results for the first quarter of fiscal year 2001, including a 9% increase in revenues, a 3% increase in EBITDA and a 15% increase in operating income compared with the same quarter in the prior year. We think that this comparison more fairly measures ICO's progress than comparing fourth quarter results with results for the following quarter, because ICO's first fiscal quarter results historically have been seasonally affected and less strong than our results for the fourth fiscal quarter. Similarly, you also stated that cash reserves dropped by $8 million, but you failed to mention that our receivables increased and our payables dropped. As a result, our working capital which to us is the best indication of corporate liquidity increased over $2 million during the quarter.

         Travis Street has chosen to disparage these strong results, in what appears to us to be an attempt to justify the reduced price you would like to pay. To us, your negative statements highlight the inevitable conflicts of interests facing Travis Street, which wants to acquire ICO as cheaply as possible while at the same time seeking to elect directors who would be obligated to serve the interests of all ICO shareholders.

         As you know, ICO is engaged in a process of reviewing strategic alternatives to build shareholder value. We have made substantial progress, and our work continues. Our goal for this process is to put us in the best possible position to unlock the value in our company that the stock market has been slow to recognize.

         We believe that pursuing your conditional proposal at this time, while we are in the middle of our strategic review, would not be in the best interests of ICO and its shareholders.

                                              Sincerely yours,
                                              Al O. Pacholder
                                              Chairman and
                                              Chief Financial Officer


         ICO, Inc. (the "Company") strongly advises all shareholders to read the Company's proxy statement, which will be filed with the Securities and Exchange Commission. The Company's proxy statement will contain important information that you should consider before making any decisions about the proposals to be voted on at the Company's Annual Meeting. When completed, the Company's proxy statement will be mailed to all ICO shareholders and will be available at no charge at the SEC's web site at http://www.sec.gov or from the Company by contacting Innisfree M&A Incorporated, toll-free, at 888-750-5834.

         In addition, the identity of the people who, under SEC rules, may be considered "participants in the solicitation" of ICO shareholders by ICO's Board of Directors and any description of their interests, are available in an SEC filing under Schedule 14A made by ICO on January 9, 2001.

         Statements regarding the Board's and its adviser's review of strategic alternatives, future values, as well as any other statements that are not historical facts in this letter are forward-looking statements under applicable securities laws and involve certain risks, uncertainties and assumptions. These include but are not limited to, outcome of the review, the market for the Company's businesses and securities, demand for the Company's services and products, business cycles and other conditions of the oil and gas and petrochemical industries, prices of commodities, acquisition risks, international risks, operational risks, and other factors detailed in the Company's Form 10-K for the fiscal year ended September 30, 2000, and its other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.